                                       AMERICAN SKANDIA ADVISOR FUNDS, INC.
                                          INVESTMENT MANAGEMENT AGREEMENT
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THIS AGREEMENT is made this 10th day of December,  2001 by and between  American  Skandia  Advisor  Funds,  Inc., a
Maryland  corporation  (the "Company"),  and American  Skandia  Investment  Services,  Incorporated,  a Connecticut
corporation (the "Investment Manager").

                                                W I T N E S S E T H
                                                - - - - - - - - - -

WHEREAS,  the Company is registered as an open-end  management  investment company under the Investment Company Act of 1940, as amended (the "ICA"), and the rules and regulations promulgated thereunder; and

WHEREAS,  the Investment Manager is an investment adviser registered under the Investment  Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS,  the Company and the  Investment  Manager  desire to enter into an agreement to provide for the management of the assets of the ASAF Strong  International  Equity Fund (the "Fund") on the terms and  conditions  hereinafter set forth.

NOW,  THEREFORE,  in  consideration  of  the  mutual  covenants  herein  contained  and  other  good  and  valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1.       Management.  The  Investment  Manager  shall act as  investment  manager  for the Fund and shall,  in such
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capacity,  manage the  investment  operations  of the Fund,  including  the purchase,  retention,  disposition  and lending of  securities,  subject at all times to the  policies and control of the Board of Directors of the Company
(the  "Directors").  The  Investment  Manager  shall give the Fund the benefit of its best  judgments,  efforts and facilities in rendering its services as investment manager.

2.       Duties of Investment  Manager.  In carrying out its obligation  under  paragraph 1 hereof,  the Investment
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Manager shall:

         (a)  supervise and manage all aspects of the Fund's operations:

         (b)  provide  the Fund or  obtain  for it,  and  thereafter  supervise,  such  executive,  administrative, clerical and shareholder servicing services as are deemed advisable by the Directors;

         (c)  arrange,  but not pay for, the periodic  updating of  prospectuses  and  supplements  thereto,  proxy material,  tax  returns,  reports to the  Fund's  shareholders,  reports to and  filings  with the  Securities  and
Exchange Commission, state Blue Sky authorities and other applicable regulatory authorities;

         (d) provide to the  Directors on a regular  basis,  written  financial  reports and analyses on the Fund's securities transactions and the operations of comparable investment companies;

         (e) determine  what issuers and  securities  shall be  represented  in the Fund's  portfolio and regularly report them in writing to the Directors;

         (f)  formulate  and implement  continuing  programs for the purchases and sales of the  securities of such issuers and regularly report in writing thereon to the Directors; and

         (g) take, on behalf of the Fund,  all actions  which appear to the Company  necessary to carry into effect such purchase and sale  programs and  supervisory  functions as aforesaid,  including the placing of orders for the purchase and sale of portfolio securities.

3.       Broker-Dealer  Relationships.  The  Investment  Manager  is  responsible  for  decisions  to buy and  sell
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securities for the Fund,  broker-dealer  selection,  and negotiation of the Fund's brokerage  commission rates. The
Investment  Manager  shall  determine  the  securities  to be  purchased  or  sold  by  the  Fund  pursuant  to its determinations  with or through such persons,  brokers or dealers,  in  conformity  with the policy with respect to brokerage as set forth in the Company's  Prospectus and Statement of Additional  Information as in effect from time to  time  (together,  the  "Registration  Statement"),  or as the  Directors  may  determine  from  time  to  time.
Generally,   the  Investment  Manager's  primary  consideration  in  placing  Fund  securities   transactions  with
broker-dealers  for  execution  will be to obtain,  and maintain the  availability  of, best  execution at the best available  price.  The  Investment  Manager  may  consider  sale  of the  shares  of the  Fund in  allocating  Fund securities transactions, subject to the requirements of best net price available and most favorable execution.

         Consistent with this policy,  the Investment  Manager,  in allocating Fund securities  transactions,  will take all  relevant  factors  into  consideration,  including,  but not  limited to: the best price  available;  the reliability,  integrity and financial  condition of the broker-dealer;  the size of and difficulty in executing the order; and the value of the expected  contribution of the  broker-dealer to the investment  performance of the Fund on a continuing  basis.  Subject to such policies and  procedures as the Directors may  determine,  the  Investment
Manager shall have discretion to effect  investment  transactions for the Fund through  broker-dealers  (including, to the extent permissible under applicable law,  broker-dealers  affiliated with the Investment  Manager) qualified to obtain best execution of such  transactions  who provide  brokerage and/or research  services,  as such services are defined in section  28(e) of the  Securities  Exchange Act of 1934,  as amended (the "1934 Act"),  and to cause the Fund to pay any such  broker-dealers an amount of commission for effecting a portfolio  investment  transaction in excess of the amount of commission another  broker-dealer would have charged for effecting that transaction,  if the  Investment  Manager  determines  in good faith that such amount of commission is reasonable in relation to the value of the  brokerage  or  research  services  provided  by such  broker-dealer,  viewed in terms of either  that particular  investment  transaction or the Investment Manager's overall  responsibilities  with respect to the Fund and other accounts as to which the Investment Manager exercises  investment  discretion (as such term is defined in section  3(a)(35) of the 1934 Act).  Allocation  of orders placed by the  Investment  Manager on behalf of the Fund to such  broker-dealers  shall be in such amounts and proportions as the Investment Manager shall determine in good faith in conformity  with its  responsibilities  under  applicable  laws,  rules and  regulations.  The  Investment
Manager will report on such  allocations to the Directors  regularly as requested by the Directors,  indicating the broker-dealers to whom such allocations have been made and the basis therefor.

4.       Control by the Directors.  Any investment  program  undertaken by the Investment  Manager pursuant to this
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Agreement,  as well as any other activities  undertaken by the Investment Manager on behalf of the Company pursuant hereto, shall at all times be subject to any directives of the Directors.

5.       Compliance  with  Applicable  Requirements.  In carrying out its  obligations  under this  Agreement,  the
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Investment Manager shall at all times conform to:

         (a) all  applicable  provisions  of the ICA and the  Advisers  Act and any rules and  regulations  adopted thereunder; and

         (b) the  provisions of the  Registration  Statement,  including the  investment  objectives,  policies and restrictions, and permissible investments specified therein; and

         (c)  the provisions of the Articles of Incorporation of the Company, as amended; and

         (d)  the provisions of the By-laws of the Company, as amended; and

         (e)  any other applicable provisions of state and federal law.

6.       Expenses.  The  expenses  connected  with the  Company  shall be  allocable  between  the  Company and the
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Investment Manager as follows:

         (a) The  Investment  Manager shall furnish,  at its expense and without cost to the Company,  the services of a President,  Secretary,  and one or more Vice  Presidents  of the Company,  to the extent that such  additional officers may be required by the Company for the proper conduct of its affairs.

         (b) The  Investment  Manager shall  further  maintain,  at its expense and without cost to the Company,  a trading function in order to carry out its obligations under  subparagraphs  (e), (f) and (g) of paragraph 2 hereof to place orders for the purchase and sale of portfolio securities for the Fund.

         (c)  Nothing in subparagraph (a) hereof shall be construed to require the Investment Manager to bear:

                  (i) any of the costs  (including  applicable  office  space,  facilities  and  equipment)  of the services  of a  principal  financial  officer  of the  Company  whose  normal  duties  consist of maintaining  the  financial  accounts  and  books  and  records  of the  Company,  including  the reviewing of calculations of net asset value and preparing tax returns; or

                  (ii) any of the costs  (including  applicable  office  space,  facilities  and  equipment) of the services of any of the  personnel  operating  under the  direction  of such  principal  financial officer.

         Notwithstanding  the  obligation  of the  Company to bear the  expense  of the  functions  referred  to in clauses  (i) and (ii) of this  subparagraph  (c),  the  Investment  Manager  may pay the  salaries,  including  any applicable  employment  or payroll  taxes and other salary  costs,  of the  principal  financial  officer and other personnel  carrying out such  functions,  and the Company shall  reimburse  the  Investment  Manager  therefor upon proper accounting.

         (d) All of the ordinary  business  expenses  incurred in the operations of the Company and the offering of its shares  shall be borne by the  Company  unless  specifically  provided  otherwise  in this  paragraph  6. These expenses include, but are not limited to: (i) brokerage commissions,  legal, auditing,  taxes or governmental fees;
(ii) the cost of preparing share  certificates;  (iii)  custodian,  depository,  transfer and  shareholder  service agent costs;  (iv) expenses of issue,  sale,  redemption and repurchase of shares;  (v) expenses of registering and qualifying shares for sale; (vi) insurance premiums on property or personnel  (including  officers and directors if available)  of the  Company  which  inure to the  Company's  benefit;  (vii)  expenses  relating  to  director  and shareholder meetings;  (viii) the cost of preparing and distributing reports and notices to shareholders;  (ix) the
fees  and  other  expenses   incurred  by  the  Company  in  connection  with  membership  in  investment   company
organizations;  and (x) and the cost of printing copies of prospectuses  and statements of additional  information, as well as any supplements thereto, distributed to shareholders.

7.       Delegation of  Responsibilities.  Upon the request of the Directors,  the  Investment  Manager may perform
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services on behalf of the Company  which are not required by this  Agreement.  Such  services  will be performed on behalf of the Company and the  Investment  Manager's  cost in rendering  such services may be billed monthly to the
Company,  subject  to  examination  by  the  Company's  independent  accountants.  Payment  or  assumption  by  the
Investment  Manager of any Company expense that the Investment  Manager is not required to pay or assume under this
Agreement  shall not relieve the  Investment  Manager of any of its  obligations  to the Company nor  obligate  the
Investment Manager to pay or assume any similar Company expense on any subsequent occasion.

8.       Engagement of Sub-Advisers  and  Broker-Dealers.  The Investment  Manager may engage,  subject to approval
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of the Directors and where required,  the shareholders of the Fund, a sub-adviser to provide  advisory  services in relation to the Fund. Under such  sub-advisory  agreement,  the Investment  Manager may delegate to the sub-adviser the duties outlined in subparagraphs (e), (f) and (g) of paragraph 2 hereof.

9.       Compensation.  The Company shall pay the Investment  Manager in full  compensation  for services  rendered
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hereunder an annual  investment  advisory  fee. The fee shall be payable  monthly in arrears,  based on the average daily net assets of the Fund for each month, at the annual rate set forth in Exhibit A to this Agreement.

10.      Non-Exclusivity.  The  services  of the  Investment  Manager  to the  Fund  are  not  to be  deemed  to be
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exclusive,  and the Investment Manager shall be free to render investment advisory and corporate  administrative or other  services  to  others  (including  other  investment  companies)  and to engage  in other  activities.  It is understood  and agreed that officers or directors of the  Investment  Manager may serve as officers or directors of the Company,  and that  officers or  directors of the Company may serve as officers or directors of the  Investment
Manager to the extent  permitted  by law; and that the officers  and  directors of the  Investment  Manager are not prohibited  from engaging in any other business  activity or from rendering  services to any other person,  or from serving as partners, officers or directors of any other firm or corporation, including other investment companies.

11.      Term and Approval.  This  Agreement  shall become  effective on December 10, 2001 and by shall continue in
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force and effect from year to year, provided that such continuance is specifically approved at least annually by:

         (a) the Directors or the vote of a majority of the Fund's  outstanding  voting  securities  (as defined in
Section 2(a)(42) of the ICA); and

         (b) the  affirmative  vote of a  majority  of the  Directors  who are not  parties  to this  Agreement  or interested  persons of a party to this Agreement  (other than as Company  directors),  by votes cast in person at a meeting specifically called for such purpose.

12.      Termination.  This  Agreement  may be  terminated  at any time  without  the  payment  of any  penalty  or
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prejudice to the completion of any transactions  already  initiated on behalf of the Fund, by vote of the Directors or by vote of a majority of the Fund's outstanding voting securities,  or by the Investment  Manager, on sixty (60)
days'  written  notice to the other  party.  The notice  provided  for herein may be waived by either  party.  This
Agreement automatically terminates in the event of its "assignment," as such term is defined in the ICA.

13.      Liability of Investment Manager and  Indemnification.  In the absence of willful  misfeasance,  bad faith,
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gross  negligence or reckless  disregard of obligations or duties  hereunder on the part of the Investment  Manager or any of its  officers,  directors  or  employees,  it shall not be subject to  liability to the Company or to any shareholder of the Fund for any act or omission in the course of, or connected with,  rendering  services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

14.      Liability of the Directors and  Shareholders.  A copy of the Articles of  Incorporation  of the Company is
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on file with the  Secretary of the State of Maryland,  and notice is hereby given that this  instrument is executed on behalf of the Directors as directors and not  individually  and that the  obligations of this instrument are not binding upon any of the Directors or  shareholders  individually  but are binding only upon the assets and property of the Company.  Federal and state laws impose  responsibilities  under certain circumstances on persons who act in good faith,  and  therefore,  nothing herein shall in any way constitute a waiver of limitation of any rights which the Company or the Investment Manager may have under applicable law.

15.      Notices.  Any  notices  under this  Agreement  shall be in  writing,  addressed  and  delivered  or mailed
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postage  paid to the other  party at such  address  as such  other  party may  designate  for the  receipt  of such notice.  Until further  notice,  it is agreed that the address of the Company and the  Investment  Manager shall be
One Corporate Drive, Shelton, Connecticut 06484.

16.      Questions of  Interpretation.  Any question of  interpretation  of any term or provision of this Agreement
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having a counterpart  in or otherwise  derived from a term or provision of the ICA,  shall be resolved by reference to such term or provision of the ICA and to  interpretations  thereof,  if any, by the United  States courts or, in the absence of any controlling  decision of any such court,  by rules,  regulations or orders of the Securities and
Exchange  Commission  issued  pursuant  to the ICA.  In  addition,  where the effect of a  requirement  of the ICA, reflected in any  provision of this  Agreement,  is released by rules,  regulation or order of the  Securities  and
Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed in duplicate by their respective officers on the day and year first above written.

                                                                  AMERICAN SKANDIA ADVISOR FUNDS, INC.

Attest:                                                           By: ________________________________________
                                                                        Richard G. Davy, Jr.
___________________________________                                     Treasurer   (Chief   Financial  and
                                                                        Accounting
                                                                        Officer

                                                                  AMERICAN SKANDIA INVESTMENT
                                                                  SERVICES, INCORPORATED

Attest:                                                           By: ________________________________________
                                                                         John Birch
___________________________________                                      Vice President & Chief Operating
                                                                         Officer

                                       American Skandia Advisor Funds, Inc.
                                       ASAF Strong International Equity Fund
                                          Investment Management Agreement

                                                     EXHIBIT A
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An annual rate of 1.10% of the average daily net assets of the Fund.